UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2014

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 11, 2014, GSI Group Inc. (the “Company”) issued a press release announcing its financial results for the quarter and full year ended December 31, 2013. A copy of this press release is attached hereto as Exhibit 99.1.

The Company previously operated in two reportable segments: Laser Products and Precision Technologies. As a result of restructuring activities, the Company’s divestitures, the acquisition of NDS Surgical Imaging LLC, changes in organizational structure and reallocation of resources, the Company realigned its reportable segments during the fourth quarter of 2013 into three segments: Laser Products, Medical Technologies and Precision Motion. The Laser Products segment is comprised of four product lines: laser scanners, sealed CO2 lasers, fiber lasers, and scientific lasers. The Medical Technologies segment consists of four product lines: visualization solutions, imaging informatics, thermal printers and light and color measurement instrumentation. The Precision Motion segment consists of two product lines: optical encoders and air bearing spindles.

In Exhibit 99.2, the Company is providing unaudited restated historical sales, gross profit and operating income information by reportable segment as a result of the realignment of its reportable segments.

The information contained in this Current Report, including Exhibits 99.1 and 99.2, are furnished under this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release, dated March 11, 2014.

99.2	Sales, Gross Profit and Operating Income by Reportable Segment – 2012 and 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: March 11, 2014	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated March 11, 2014.

99.2	Sales, Gross Profit and Operating Income by Reportable Segment – 2012 and 2013